Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Charles A. Mathis		Mary M. Gentry
Executive Vice President and Chief Financial Officer	- or -	Vice President, Treasurer and Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4975		(864) 286-4892

SCANSOURCE REPORTS RECORD NET SALES FOR THE
FOURTH QUARTER AND FULL-YEAR
Fourth Quarter Profitability Reflects Strong Execution

GREENVILLE, SC -- August 20, 2015 -- ScanSource, Inc. (NASDAQ:SCSC), the leading international value-added distributor of specialty technology products, today announced financial results for fiscal year 2015 fourth quarter and year ended June 30, 2015.

	Quarter ended June 30,			Year ended June 30,
	2015	2014	Change	2015	2014	Change
	(in millions, except per share data)			(in millions, except per share data)
Net sales	$856.7	$758.1	13%	$3,219	$2,914	10%
Operating income	25.0	40.4	(38)%	101.4	121.8	(17)%
Non-GAAP operating income(1)	28.6	26.2	9%	114.0	112.5	1%
GAAP net income	16.4	27.1	(39)%	65.4	81.8	(20)%
Non-GAAP net income(1)	19.0	18.2	5%	75.1	76.1	(1)%
GAAP diluted EPS	$0.57	$0.94	(39)%	$2.27	$2.86	(21)%
Non-GAAP diluted EPS(1)	$0.66	$0.63	5%	$2.61	$2.66	(2)%

(1) A reconciliation of non-GAAP financial information to GAAP financial information is presented in the following Supplementary Information (Unaudited) table.

Net sales for the quarter ended June 30, 2015 totaled $856.7 million, a 13% increase over net sales of $758.1 million for the quarter ended June 30, 2014. Excluding the translation impact of foreign currencies, net sales increased 18% year-over-year. The increase in net sales includes results from the acquisitions of Imago and Network1, each completed during the current fiscal year.

"Fiscal year 2015 was a year where we accomplished the successful go-live for our SAP ERP global system in Europe, completed strategic acquisitions of two value-added international communications distributors, and returned cash to shareholders through share repurchases," said Mike Baur, CEO, ScanSource, Inc. "We ended the year with record net sales and strong profitability, including 5% non-GAAP earnings per share growth in the fourth quarter."

Operating income for the quarter ended June 30, 2015 totaled $25.0 million, compared with $40.4 million in the prior year quarter, which includes a $15.5 million legal recovery, net of attorney fees. Non-GAAP operating income for the quarter ended June 30, 2015 of $28.6 million increased 9% over the prior year.

On a GAAP basis, net income for the quarter ended June 30, 2015 totaled $16.4 million, or $0.57 per diluted share, compared with net income of $27.1 million, or $0.94 per diluted share, for the prior year quarter. Non-GAAP net income for the quarter ended June 30, 2015 increased 5% to $19.0 million, or $0.66 per diluted share, from $18.2 million, or $0.63 per diluted share.

Exhibit 99.1

Full-Year Results

For the year ended June 30, 2015, net sales increased 10% to $3.2 billion from $2.9 billion. Non-GAAP operating income increased to $114.0 million for the year ended June 30, 2015 from $112.5 million for the prior year. Non-GAAP net income for the year ended June 30, 2015 totaled $75.1 million, or $2.61 per diluted share, compared with non-GAAP net income of $76.1 million, or $2.66 per diluted share, for the prior year.
On a GAAP basis, operating income totaled $101.4 million, compared with $121.8 million in the prior year. GAAP net income for the year ended June 30, 2015 totaled $65.4 million, or $2.27 per diluted share, compared with net income of $81.8 million, or $2.86 per diluted share, for the prior year.

Share Repurchase Update

Under the Company’s $120 million share repurchase authorization through August 19, 2015, the Company has repurchased approximately $39 million of shares, having executed over 30% of the total authorization.

Forecast for Next Quarter

The Company announced its current expectations for the first quarter of fiscal year 2016. ScanSource expects net sales for the quarter ending September 30, 2015 to range from $820 million to $880 million and non-GAAP diluted earnings per share to range from $0.50 to $0.58 per share. Non-GAAP diluted earnings per share exclude amortization of intangibles, change in fair value of contingent consideration and acquisition costs.

Webcast Details

ScanSource will present additional information about its financial results and outlook in a conference call with presentation slides today, August 20, 2015 at 5:00 p.m. (ET).  A webcast of the call and accompanying presentation slides will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section).  The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains comments that are “forward-looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, expanded international operations that expose the Company to greater risks than its operations in domestic markets; risks in connection with our growth which includes strategic acquisitions; utilization and further implementation of the Company's new ERP system; the ability to forecast volatility in earnings resulting from the quarterly revaluation of the Company's earnout obligations; risks associated with consolidation of the Company's vendors; risks in connection with compliance with laws and regulations governing the Company's international business; macroeconomic circumstances that could impact the business, such as currency fluctuations, credit market conditions, and an economic downturn; the timing and amount of any share repurchases; the exercise of discretion by the Company to make any repurchase or continue the share repurchase authorization; and changes to the source of funds for any repurchases. For more information concerning factors that could cause actual results to differ from anticipated results, see the Company's annual report on Form 10-K for the year ended June 30, 2014 and the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2015, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to better understand and evaluate performance, including comparisons from period to period. The Company completed acquisitions on September 19, 2014 and January 13, 2015, which were both structured with earnout payments. Given the size of the acquisitions and potential variability of fair value adjustments on operating results, non-GAAP results exclude amortization of intangible assets related to acquisitions and change in fair value of contingent consideration.

Exhibit 99.1

Net sales excluding the translation impact of foreign currencies: The Company discusses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods. This measure enhances comparability between periods to help analyze underlying trends.
Non-GAAP operating income, non-GAAP net income and non-GAAP EPS: To evaluate current period performance on a clearer and more consistent basis with prior periods, the Company discloses non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in the fair value of contingent consideration, and other non-GAAP adjustments. Non-GAAP operating income, non-GAAP net income, and non-GAAP EPS measures are useful in better assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.
Return on invested capital ("ROIC"): Management uses ROIC as a performance measurement to assess efficiency in allocating capital under the Company's control to generate returns. Management believes this metric balances the Company's operating results with asset and liability management, is not impacted by capitalization decisions and is considered to have a strong correlation with shareholder value creation. In addition, it is easily computed, communicated and understood. ROIC also provides management a measure of the Company's profitability on a basis more comparable to historical or future periods.
ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. Adjusted earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") excludes the change in fair value of contingent consideration, in addition to other non-GAAP adjustments. Management believes the calculation of ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year. In addition, the Company's Board of Directors uses ROIC in evaluating business and management performance. Certain management incentive compensation targets are set and measured relative to ROIC.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the following Supplementary Information (Unaudited) tables.
About ScanSource, Inc.
ScanSource, Inc. (NASDAQ: SCSC) is the leading international distributor of specialty technology products, focusing on point-of-sale (POS) and barcode, communications and physical security solutions. ScanSource's teams provide value-added services and operate from two technology segments, Worldwide Barcode & Security and Worldwide Communications & Services. ScanSource is committed to helping its reseller customers choose, configure and deliver the industry's best products across almost every vertical market in North America, Latin America and Europe. Founded in 1992, the Company is headquartered in Greenville, South Carolina and was named one of the 2015 Best Places to Work in South Carolina. ScanSource ranks #775 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	June 30, 2015	June 30, 2014*
Assets
Current assets:
Cash and cash equivalents	$121,646	$194,851
Accounts receivable, less allowance of $32,589 at June 30, 2015	522,532	464,405
and $26,257 at June 30, 2014
Inventories	553,063	504,758
Prepaid expenses and other current assets	46,917	33,558
Deferred income taxes	20,556	18,109
Total current assets	1,264,714	1,215,681
Property and equipment, net	46,574	31,823
Goodwill	66,509	32,342
Net identifiable intangible assets	46,272	15,995
Other non-current assets	52,872	39,283
Total assets	$1,476,941	$1,335,124

Liabilities and Shareholders' Equity
Current liabilities:
Current debt	$2,860	$—
Accounts payable	501,329	421,721
Accrued expenses and other current liabilities	81,000	63,574
Current portion of contingent consideration	9,391	5,851
Income taxes payable	4,180	8,685
Total current liabilities	598,760	499,831
Deferred income taxes	3,773	185
Long-term debt	5,966	5,429
Long-term portion of contingent consideration	24,569	5,256
Other long-term liabilities	34,888	21,780
Total liabilities	667,956	532,481
Shareholders' equity:
Common stock	157,172	168,447
Retained earnings	716,315	650,896
Accumulated other comprehensive income (loss)	(64,502)	(16,700)
Total shareholders' equity	808,985	802,643
Total liabilities and shareholders' equity	$1,476,941	$1,335,124

*	Derived from audited financial statements.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended June 30,		Year ended June 30,
	2015	2014*	2015	2014*
Net sales	$856,685	$758,113	$3,218,626	$2,913,634
Cost of goods sold	765,367	684,120	2,891,536	2,612,535
Gross profit	91,318	73,993	327,090	301,099
Selling, general and administrative expenses	64,935	48,951	222,982	192,492
Legal recovery, net of attorney fees	—	(15,490)	—	(15,490)
Change in fair value of contingent consideration	1,406	93	2,667	2,311
Operating income	24,977	40,439	101,441	121,786
Interest expense	509	33	1,797	731
Interest income	(580)	(721)	(2,638)	(2,364)
Other, net	137	247	2,376	312
Income before income taxes	24,911	40,880	99,906	123,107
Provision for income taxes	8,464	13,775	34,487	41,318
Net income	$16,447	$27,105	$65,419	$81,789
Per share data:
Net income per common share, basic	$0.58	$0.95	$2.29	$2.89
Weighted-average shares outstanding, basic	28,461	28,525	28,558	28,337

Net income per common share, diluted	$0.57	$0.94	$2.27	$2.86
Weighted-average shares outstanding, diluted	28,722	28,763	28,799	28,602

*	Derived from audited financial statements.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Net Sales by Segment:
	Quarter ended June 30,			Non-GAAP % Change
	2015	2014	% Change	Excluding FX(a)
Worldwide Barcode & Security	$489,559	$490,505	(0.2)%	7.0%
Worldwide Communications & Services	367,126	267,608	37.2%	38.3%
Consolidated	$856,685	$758,113	13.0%	18.1%

	Year ended June 30,			Non-GAAP % Change
	2015	2014	% Change	Excluding FX(a)
Worldwide Barcode & Security	$1,912,352	$1,873,177	2.1%	6.1%
Worldwide Communications & Services	1,306,274	1,040,457	25.5%	26.3%
Consolidated	$3,218,626	$2,913,634	10.5%	13.3%

Net Sales by Geography:
	Quarter ended June 30,			Non-GAAP % Change
	2015	2014	% Change	Excluding FX(b)
North American (U.S. and Canada)	$629,165	$577,687	8.9%	8.9%
International	227,520	180,426	26.1%	47.4%
Consolidated	$856,685	$758,113	13.0%	18.1%

	Year ended June 30,			Non-GAAP % Change
	2015	2014	% Change	Excluding FX(b)
North American (U.S. and Canada)	$2,346,764	$2,179,890	7.7%	7.7%
International	871,862	733,744	18.8%	30.0%
Consolidated	$3,218,626	$2,913,634	10.5%	13.3%

Notes:
(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter and year ended June 30, 2015 into U.S. dollars using the weighted average foreign exchange rates for the quarter and year ended June 30, 2014, respectively. Worldwide Barcode & Security net sales excluding the translation impact of foreign currencies for the quarter and year ended June 30, 2015, as adjusted, totaled $525.0 million and $2.0 billion, respectively. Worldwide Communications & Services net sales excluding the translation impact of foreign currencies for the quarter and year ended June 30, 2015, as adjusted, totaled $370.0 million and $1.3 billion, respectively.

(b) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter and year ended June 30, 2015 into U.S. dollars using the weighted average foreign exchange rates for the quarter and year ended June 30, 2014, respectively. International net sales excluding the translation impact of foreign currencies for the quarter and year ended June 30, 2015 totaled $265.9 million and $954.0 million, respectively.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Non-GAAP Financial Information:
	Quarter ended June 30, 2015
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$24,977	$24,911	$16,447	$0.57
Adjustments:
Amortization of intangible assets	2,091	2,091	1,450	0.05
Change in fair value of contingent consideration	1,406	1,406	955	0.03
Acquisition costs	138	138	138	0.01
Non-GAAP measure	$28,612	$28,546	$18,990	$0.66

	Quarter ended June 30, 2014
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$40,439	$40,880	$27,105	$0.94
Adjustments:
Amortization of intangible assets	1,117	1,117	740	0.03
Change in fair value of contingent consideration	93	93	61	—
Legal recovery, net of attorney fees	(15,490)	(15,490)	(9,756)	(0.34)
Non-GAAP measure	$26,159	$26,600	$18,150	$0.63

	Year ended June 30, 2015
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$101,441	$99,906	$65,419	$2.27
Adjustments:
Amortization of intangible assets	6,641	6,641	4,599	0.16
Change in fair value of contingent consideration	2,667	2,667	1,842	0.06
Acquisition costs	3,254	3,254	3,254	0.12
Non-GAAP measure	$114,003	$112,468	$75,114	$2.61

	Year ended June 30, 2014
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$121,786	$123,107	$81,789	$2.86
Adjustments:
Amortization of intangible assets	3,880	3,880	2,550	0.09
Change in fair value of contingent consideration	2,311	2,311	1,525	0.05
Legal recovery, net of attorney fees	(15,490)	(15,490)	(9,756)	(0.34)
Non-GAAP measure	$112,487	$113,808	$76,108	$2.66

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Non-GAAP Financial Information:
	Quarter ended June 30,		Year ended June 30,
	2015	2014	2015	2014
Return on invested capital (ROIC), annualized (a)	15.2%	14.0%	14.6%	15.7%

Reconciliation of Net Income to Adjusted EBITDA
Net income - GAAP	$16,447	$27,105	$65,419	$81,789
Plus: Income taxes	8,464	13,775	34,487	41,318
Plus: Interest expense	509	33	1,797	731
Plus: Depreciation and amortization	3,947	1,985	11,997	7,375
EBITDA	29,367	42,898	113,700	131,213
Adjustments:
Change in fair value of contingent consideration	1,406	93	2,667	2,311
Acquisition costs	138	—	3,254	—
Legal recovery, net of attorney fees	—	(15,490)	—	(15,490)
Adjusted EBITDA (numerator for ROIC) (non-GAAP)	$30,911	$27,501	$119,621	$118,034

Invested Capital Calculation
Equity - beginning of quarter/year	$799,051	$772,786	$802,643	$695,956
Equity - end of quarter/year	808,985	802,643	808,985	802,643
Adjustments:
Change in fair value of contingent consideration, net of tax	955	61	1,842	1,525
Acquisition costs, net of tax (b)	138	—	3,254	—
Legal recovery, net of attorney fees, net of tax	—	(9,756)	—	(9,756)
Average equity	804,565	782,867	808,362	745,184
Average funded debt (c)	10,377	5,429	13,421	5,429
Invested capital (denominator for ROIC) (non-GAAP)	$814,942	$788,296	$821,783	$750,613

Notes:
(a) Calculated as net income plus interest expense, income taxes, depreciation and amortization (EBITDA), plus change in fair value of contingent consideration and other adjustments, annualized and divided by invested capital for the period. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period.

(b) Acquisition costs are non-deductible for tax purposes.
(c) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.